FEDERAL RESERVE BANK OF SAN FRANCISCO
101 MARKET STREET
SAN FRANCISCO, CALIFORNIA 94105

KEVIN E. ZERBE
Vice President
Community, Regional and Foreign Banking Organizations
Banking Supervision & Regulation

July 19, 2012

Board of Directors
Heritage Oaks Bancorp
1222 Vine Street
Paso Robles, California 93446

Dear Members of the Board:

Whereas Heritage Oaks Bancorp is in full compliance with the terms of the Written Agreement (Agreement) executed by and between Heritage Oaks Bancorp (Bancorp) and the Federal Reserve Bank of San Francisco (Reserve Bank), dated March 4, 2010, and the Reserve Bank received authorization from the Senior Associate Director of the Division of Banking Supervision and Regulation and the Deputy General Counsel of the Board of Governors of the Federal Reserve System, the Agreement is hereby terminated as of the date of this letter.

Please do not disclose the termination of the Agreement until the Board of Governors has published it on its public website. We will communicate the date and time of publication to senior management of Bancorp when we receive them from the Board of Governors.

If you have any questions regarding this letter, please feel free to contact Examining Manager Ken Szyndel at (415) 974-2929 or Enforcement Examiner Barbara Chow at (415) 977-3579.

Sincerely,

Kevin E. Zerbe by gah

cc: Board of Governors of the Federal Reserve System
Federal Deposit Insurance Corporation
California Department of Financial Institutions

Telephone: (415) 974-2585 • FAX: (415) 393-1962 • E-mail: kevin.zerbe@sf.frb.org